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                                                                    EXHIBIT 99.3

               LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                                   REGARDING

                               OFFER TO EXCHANGE

                        8.125% NOTES DUE MARCH 15, 2012
                          FOR ANY AND ALL OUTSTANDING
                        8.125% NOTES DUE MARCH 15, 2012

                                      AND

                        8.750% NOTES DUE MARCH 15, 2032
                          FOR ANY AND ALL OUTSTANDING
                        8.750% NOTES DUE MARCH 15, 2032

                                       OF

                          THE WILLIAMS COMPANIES, INC.


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
  TIME, ON MAY --, 2003 UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Registered Holders and The Depository Trust Company Participants:


     The Williams Companies, Inc., a Delaware corporation (the "Company"), is offering to exchange, upon the terms and subject to the conditions set forth in the Prospectus dated April --, 2003 (the "Prospectus") and the accompanying Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Exchange Offer"), up to $650 million aggregate principal amount of 8.125% Notes due March 15, 2012 (the "New 8.125% Notes"), for up to a like aggregate principal amount of its 8.125% Notes due March 15, 2012 (the "Outstanding 8.125% Notes"), and up to $850 million aggregate principal amount of 8.750% Notes due March 15, 2032 (the "New 8.750% Notes", and together with the New 8.125% Notes, the "New Securities"), for up to a like aggregate principal amount of its 8.750% Notes due March 15, 2032 (the "Outstanding 8.750% Notes", and together with the Outstanding 8.125% Notes, the "Outstanding Securities"). As set forth in the Prospectus, the terms of the New Securities are identical in all material respects to the Outstanding Securities except that the New Securities have been registered under the Securities Act of 1933, as amended and therefore, will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate paid thereon.


     Enclosed herewith are copies of the following documents:


          1. Prospectus dated April --, 2003


          2. Letter of Transmittal for your use and for the information of your clients;

          3. Notice of Guaranteed Delivery;

          4. Instruction to Registered Holder or DTC Participant from Beneficial Owner; and

          5. Letter which may be sent to your clients for whose account you hold registered Outstanding Securities or book-entry interests representing Outstanding Securities in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.


     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY --, 2003, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO

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THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING SECURITIES REGISTERED IN
YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.


     To participate in the Exchange Offer, a beneficial holder must either (a) complete, sign and date the Letter of Transmittal and deliver it to JPMorgan Chase Bank (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, and either (i) deliver to the Exchange Agent certificates representing the registered Outstanding Securities in proper form for transfer, or (ii) cause a DTC Participant to make book-entry delivery of the Outstanding Securities; or (b) cause a DTC Participant to tender such holder's Outstanding Securities to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal (an "Agent's Message"). By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Outstanding Securities all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.


     Holders who wish to tender their Outstanding Securities and (a) whose Outstanding Securities are not immediately available or (b) who cannot deliver their Outstanding Securities, the Letter of Transmittal or an Agent's Message and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Outstanding Securities according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Outstanding Securities" in the Prospectus.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Securities will make certain representations to the Company. The enclosed "Instruction to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by the beneficial owners of Outstanding Securities for you to make such representations.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Outstanding Securities residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. The Exchange Offer is not conditioned upon any minimum number of Outstanding Securities being tendered.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Securities pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Securities to it, except as otherwise provided in Instruction 9 of the enclosed Letter of Transmittal.


     Additional copies of the enclosed material may be obtained from JPMorgan Chase Bank, Corporate Trust Services, 2001 Bryan Street, 9th floor, Dallas, Texas 75201, Attention: Frank Ivins.


                                          Very truly yours,

                                          THE WILLIAMS COMPANIES, INC.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE WILLIAMS COMPANIES, INC. OR JPMORGAN CHASE BANK, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT OR REPRESENTATION ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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              INSTRUCTION TO REGISTERED HOLDER OR DTC PARTICIPANT
                             FROM BENEFICIAL OWNER

                                       OF

                        8.125% NOTES DUE MARCH 15, 2012

                                      AND

                        8.750% NOTES DUE MARCH 15, 2032

                                       OF

                          THE WILLIAMS COMPANIES, INC.


     The undersigned hereby acknowledges receipt of the Prospectus dated April --, 2003 (the "Prospectus"), of The Williams Companies, Inc., a company incorporated under the laws of the State of Delaware (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together with any amendments or supplements thereto collectively constitute the Company's offer (the "Exchange Offer") to exchange up to $650 million aggregate principal amount of 8.125% Notes due March 15, 2012, for up to a like aggregate principal amount of its 8.125% Notes due March 15, 2012 (the "Outstanding 8.125% Notes"), and up to $850 million aggregate principal amount of 8.750% Notes due March 15, 2032, for up to a like aggregate principal amount of its 8.750% Notes due March 15, 2032 (the "Outstanding 8.750% Notes", and together with the Outstanding 8.125% Notes, the "Outstanding Securities"), upon the terms and subject to the conditions of the Exchange Offer.


     This will instruct you to tender for exchange pursuant to the terms of the Exchange Offer the aggregate principal amount of Outstanding Securities indicated below (or, if no aggregate principal amount is indicated below, all of each applicable series of Outstanding Notes) held by you for the account or benefit of the undersigned.

     Aggregate amount of Outstanding Securities to be tendered for exchange:

     $          * principal amount of Outstanding 8.125% Notes.

     $          * principal amount of Outstanding 8.750% Notes.
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* I (we) understand that if I (we) sign this instruction form without indicating in the space provided an aggregate principal amount of any series of Outstanding Securities that are held by you for my (our) account or benefit, all of such series of Outstanding Securities will be tendered for exchange.
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     If the undersigned instructs you to tender any series of the Outstanding
Securities held by you for the account or benefit of the undersigned, it is understood that you are authorized to make the representations of the holders of the Outstanding Securities to the Company contained in the Letter of Transmittal.

                                   SIGN HERE

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                          Name of Beneficial Owner(s)

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                                  Signature(s)

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                             Name(s) (please print)

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                           Address(es) (please print)

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                                Telephone Number

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               Taxpayer Identification or Social Security Number

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                                      Date

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